Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 13, 2012, except for note 1, as to which the date is June 28, 2012, on the consolidated financial statements of MusclePharm Corporation and Subsidiary as of December 31, 2011 and 2010, included herein on the registration statement of MusclePharm Corporation and Subsidiary on Form S-1/A (Amendment No. 1), and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

August 29, 2012